EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROAD HOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                         CONTACT:  DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 844-1258





                          NORTH FORK TO PRESENT AT THE
              FRIEDMAN BILLINGS RAMSEY CONFERENCE IN NEW YORK CITY

     MELVILLE, N.Y. - NOVEMBER 28, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) will be presenting at the Friedman Billings Ramsey Investor Conference on TUESDAY, NOVEMBER 29 at 2:00 P.M. (EST).

     FBR will be hosting a live webcast of the conference. The webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on FBR INVESTOR CONFERENCE - NOVEMBER 29, 2005 - 2:00 P.M. (EST). A printable version of the presentation slide show will also be available on the North Fork website.